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                                                                   EXHIBIT 11
FUND AMERICAN ENTERPRISES HOLDINGS, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE EARNINGS)
UNAUDITED


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                                                        Three Months Ended         Six Months Ended
                                                              June 30,                  June 30,
                                                       ---------------------     ---------------------
                                                          1997       1996           1997       1996
                                                       ---------   ---------     ---------   ---------
EARNINGS PER SHARE:

     After tax earnings                                $     603   $   3,466     $   5,519   $  32,300
     Loss on early extinguishment of debt, after tax      (5,975)         --        (5,975)         --
                                                       ---------   ---------     ---------   ---------
     Net income (loss)                                 $  (5,372)  $   3,466     $    (456)  $  32,300
                                                       ---------   ---------     ---------   ---------
                                                       ---------   ---------     ---------   ---------

     Earnings per share denominator:
          Average common shares outstanding                6,727       7,638         6,813       7,660
          Dilutive options and warrants                      675         683           675         683
                                                       ---------   ---------     ---------   ---------
          Shares for per share computation                 7,402       8,321         7,488       8,343
                                                       ---------   ---------     ---------   ---------
                                                       ---------   ---------     ---------   ---------

     Earnings per share:
          After tax earnings                           $     .08    $    .42     $     .74   $    3.87
          Net income (loss)                                 (.73)        .42          (.06)       3.87
                                                       ---------   ---------     ---------   ---------
                                                       ---------   ---------     ---------   ---------
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